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                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-42504, 33-67588, 33-80212, 33-97682, 333-00376,
333-8441), the Registration Statement on Form S-4 (No.333-9119), and the Registration Statements on Form S-8 (Nos. 33-44622, 33-56846, 33-56848, 33-57770, 33-57772, 33-57768) of our reports as of the dates and relating to the financial statements of the companies listed below, which are incorporated by reference in the Current Report on Form 8-K of Veterinary Centers of America, Inc. dated July 19, 1996:


        COMPANY                                       DATE OF REPORT
        -------                                       --------------

The Pet Practice, Inc.                                March 22, 1996

Professional Veterinary Hospitals of America, Inc.    March 29, 1995

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Philadelphia, PA
July 31, 1996